                                                                   EXHIBIT 10.37

                  MASTER ORIGINAL EQUIPMENT MANUFACTURER (OEM)
                           SOFTWARE LICENSE AGREEMENT
                                    BETWEEN
                               INTEL CORPORATION
                                      AND
                       AWARD SOFTWARE INTERNATIONAL, INC.

                         AGREEMENT NUMBER    [*]
                                          ----------


                              SEPTEMBER 10 , 1997


[*] = CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                               TABLE OF CONTENTS

SECTION                                                     PAGE
-------                                                     ----
 1 - DEFINITIONS                                               3
 2 - DELIVERABLES                                              6
 3 - COPYRIGHT LICENSES AND RESTRICTIONS                       6
 4 - RESERVATION OF RIGHTS AND OPERATIONAL REQUIREMENTS        7
 5 - OWNERSHIP AND OEM CERTIFICATION                           8
 6   INTEL ATTRIBUTION                                         9
 7 - ROYALTY                                                  10
 8 - REPORTS AND PAYMENTS FOR LICENSED SOFTWARE               11
 9 - TRAINING AND SUPPORT                                     12
10 - MARKETING                                                12
11 - TERM AND TERMINATION                                     12
12 - ADDITIONAL TERMS                                         13

EXHIBITS
--------

A - LICENSED SOFTWARE, ROYALTY AND AUTHORIZED TERRITORY
B - BRANDING/INTEL ATTRIBUTION GUIDELINES
C - LICENSEE AND INTEL SUPPORT
D- CORPORATE NON-DISCLOSURE AGREEMENT NUMBER
E - MARKETING COMMITMENTS
F - ADMINISTRATOR CONSOLE SOFTWARE

                  MASTER ORIGINAL EQUIPMENT MANUFACTURER (OEM)
                           SOFTWARE LICENSE AGREEMENT

This Agreement ("Agreement") is made by and between Award Software
                                                    --------------
International, Inc., 777 East Middlefield Road, Mountain View, CA   94043
--------------------------------------------------------------------------
("Award") and Intel Corporation, having offices at 2200 Mission College Blvd., Santa Clara, CA 95052 ("Intel"). Licensee and Intel are each individually referred to herein as a "Party," and collectively as the "Parties." This Agreement shall become effective on September 10, 1997 ("Effective Date").
                                    -------------------

                              RECITALS
                              --------


1. Intel is a developer, manufacturer, and marketer of network manageability technology and certain network manageability software products.

2. These software products are designed by Intel to operate on certain personal computers ("PCs") and server systems ("Servers") using microprocessors that are instruction set compatible with certain Intel architecture microprocessors.

3. Licensee is a developer, manufacturer, and distributor of BIOS software for PCs and Server products.

4. Licensee and Intel intend to establish a business relationship in which Licensee, as a provider of BIOS software and other products and support services to original equipment manufacturers ("OEM"), may distribute and sublicense to its oem customers within a defined territory, Intel licensed software which shall be incorporated in and distributed in OEM customer products as set forth in this Agreement.

5. To further the above intended business relationship, Intel desires to license to Licensee and Licensee desires to obtain from Intel specific license rights to certain copyrighted work, all for the purpose of enabling Licensee to sublicense and support certain Intel software products which shall be incorporated in or distributed as an integral part of Licensee's OEM customers products as set forth in this Agreement.

                                   AGREEMENT
                                   ---------

NOW, THEREFORE, in consideration of and conditioned on the Recitals set forth above and incorporated in this Agreement, the covenants stated herein, and for other good and valuable consideration, the receipt and sufficiency of which the Parties hereby acknowledge, the Parties hereby agree as follows:


                                   Section 1
                                   ---------
                                  Definitions

In addition to the terms defined above and elsewhere in this Agreement, the following terms shall have the meaning set forth below:

1.1 "APPLICATION PROGRAMMING INTERFACE(s) OR API(s)" shall mean interfaces by which the functions of the Licensed Software, can be called.

1.2 "AUTHORIZED TERRITORY" shall mean that geographic area set forth in Exhibit A within which the Licensee may, pursuant to the terms and conditions of this Agreement, sublicense the Licensed Software to its OEM customers which are either incorporated under the laws of, or have a regular and established place of business in, such geographic area at the time of entering into an OEM Software License Agreement with Licensee. this restriction shall not limit where OEM Sublicensee's may market and sell their respective OEM Sublicensee Products. in the event that it is unclear if a potential OEM Sublicensee is included in the Authorized Territory as defined hereunder, Licensee shall make a written request to Intel to make such determination and Intel shall promptly communicate its decision to Licensee.

1.2 "BACKUP COPY/COPIES" shall mean a copy/copies of a software program or related files intended for use exclusively for backup or archive purposes. Backup Copies specifically exclude the copy of the software program primarily intended for use in the loading, execution, or display of software or related files on a computer system.

1.3  "DOCUMENTATION" shall mean Design Documentation and End-User Documentation.

     1.3.1 "DESIGN DOCUMENTATION" shall mean any documentation relating to (i) how the Licensed Software was developed, (ii) how the Licensed Software works, is organized or is partitioned internally, (iii) how a Licensee other than an end user can, if granted the right , modify or add to the Licensed Software functionality, (iv) any non-public APIs, and/or (v) any confidential and trade secret information of a technical nature provided to Licensee by Intel under this Agreement.

     1.3.2 "END-USER DOCUMENTATION" shall mean any end user installation and user guides, manuals, and other technical information in printed and machine-readable form that is normally provided by Intel to end users of the Licensed Software. End User Documentation specifically excludes Design Documentation and any documentation related to source code.

1.4 "DISTRIBUTOR" shall mean a third party, including any OEM Sublicensee or subsidiary thereof, that receives a limited license or authorization from Licensee to market and distribute OEM Sublicensee Products. The term "Distributor" shall include, but not be limited to, resellers, original equipment manufacturers, value added resellers, dealers, agents, and subdistributors of OEM Sublicensee Products.

1.5 "End User Object Code Software" means that portion of the Licensed Software identified in Exhibit A, in object code form, which is licensed hereunder to be integrated into or shipped with OEM Sublicensee Products to end users. End User Object Code does not include OEM Utility Software.

1.6 "FIRST CUSTOMER SHIPMENT" or "FCS" shall mean the date of first commercial shipment of an OEM Sublicensee Product.

1.7 "INTEL ARCHITECTURE" or "IA" shall mean combination 16-32 bit and thirty-two (32) bit or greater microprocessor architectures and instruction sets compatible with combination 16-32 bit and thirty-two (32) bit or greater microprocessors made or sold by Intel now or in the future.

1.8 "LICENSED PARTY" shall mean the Licensee and any authorized OEM Sublicensee hereunder, both individually and collectively, as indicated by the context.

1.9 "LICENSEE" shall mean Award Software International, Inc. and shall also include all of Award's wholly owned subsidiaries, provided that Award shall remain directly and primarily responsible to Intel for all obligations undertaken by Award in this Agreement, including, but not limited to, obligations regarding the reporting and payment of royalties for the Licensed Software, compliance with the license granted hereunder to the Licensed Software, and the Authorized Territory limitation. Inclusion of Award's wholly owned subsidiaries shall in no event be deemed to broaden Intel's obligations hereunder, including, without limitation, the scope of Intel's indemnity obligation with regard to any claim of copyright infringement.

1.10 "LICENSED SOFTWARE" shall mean the specific Intel Release of the End User Object Code Software and the OEM Utility Software, identified by their respective version numbers in Exhibit A, and any software contained in Intel Maintenance Updates or new Intel Releases specifically added to this Agreement as provided in Section 12.19. Licensed Software also includes any copies thereof in whole or in part.

     1.10.1 "INTEL RELEASE" shall mean a major release or point release so designated by Intel in its sole discretion as a new release. A major release means a significantly enhanced or revised release of Licensed Software, as customarily signified in the software industry by a change in the digit which appears immediately to the left of the decimal point in the version number. A point release means a new release of Licensed Software that contains significant new features and functionality and is customarily signified by the software industry by a change in the digit that appears to the right of the decimal point in the version number. "Intel Release" specifically excludes "Intel Maintenance Updates".

     1.10.2 "INTEL MAINTENANCE UPDATES" shall mean changes to fix a bug or correct an error to an existing release of Licensed Software, made by or for Intel, in its sole discretion and which is designated by Intel as an Intel Maintenance Update.

     1.10.3 "ROYALTY UNIT" shall mean each individual copy of the End User Object Code, in whole or in part, distributed, incorporated in, or packaged with an OEM Sublicensee Integrated PC/Server Product or OEM Sublicensee Upgrade Product. Royalty Units specifically exclude copies of End User Object Code as set forth in Section 7.1.1.

1.11 "OBJECT CODE" shall mean software, including all computer programming code, entirely in binary form, which is directly executable by a computer and includes those, help, message, overlay, and other files necessary for supporting the intended use of the executable code.

1.12 "OEM SUBLICENSEE PRODUCTS" shall mean OEM Sublicensee Integrated PC/Server Products, OEM Sublicensee Upgrade Products and OEM Sublicensee Maintenance Updates as defined below and described in Exhibit A.

     1.12.1 "OEM SUBLICENSEE INTEGRATED PC/SERVER PRODUCTS" shall mean OEM Sublicensee Intel Architecture ("IA") products which consist of the Licensed Software integrated into OEM Sublicensee's IA-based PC or Server products.

     1.12.2 "OEM SUBLICENSEE UPGRADE PRODUCTS" shall mean OEM Sublicensee products which consist of the Licensed Software, either alone or in combination with other OEM Sublicensee Products which are offered only to OEM Sublicensee's customers who have previously purchased OEM Sublicensee's Integrated PC/Servers Products.

     1.12.3 "OEM SUBLICENSEE MAINTENANCE UPDATES" shall mean OEM Sublicensee software products which contain Intel Maintenance Updates and the Intel Maintenance Updates licensed and distributed as Licensee Products.

1.13 "OEM SOFTWARE LICENSE AGREEMENT" shall mean that software license agreement between Licensee and its OEM customer under which Licensee provides an OEM Sublicense to the Licensed Software pursuant to this Agreement. The OEM Software License Agreement shall include, without limitation, those specified rights and obligations set forth in the Agreement noted as requirements of the OEM Software License Agreement. And such other terms to which Licensee and OEM Sublicensee agree in writing provided, however, OEM Software License Agreement shall be no less stringent than this Agreement. The OEM Software License Agreement shall not allow the OEM Sublicensee to sublicense or distribute the Licensed Software, or any portion thereof, in any form, except for the limited right to grant a license for the End User Object Code Software to end users of OEM Sublicensee Products as elsewhere set forth herein. Upon request, Intel will provide Licensee with an example of the form agreement used by Intel to license Intel Software Products to its other OEM customers, however, Licensee shall be solely responsible to develop an OEM Software License Agreement for use with its OEM Sublicensees which fully complies with the requirements of this Agreement.

1.14 "OEM SUBLICENSE" shall mean any authorized sublicense hereunder, granted by Licensee to a Licensee OEM customer for the Licensed Software under a Licensee OEM Software License Agreement with terms no less stringent, nor any more expansive, than this Agreement.

1.15 "OEM SUBLICENSEE" shall mean a third party OEM who is granted an OEM Sublicense, directly or indirectly, by Licensee.

1.16 "OEM UTILITY SOFTWARE" shall mean that software and related materials (including, without limitation, Design Documentation) which is identified in Exhibit A and provided and licensed by Intel hereunder for Licensee's and OEM Sublicensees internal use for support of OEM Sublicensees and their respective end users.

                                   Section 2
                                   ---------
                                  Deliverables
                                  ------------

2.1 Intel shall deliver the Licensed Software in accordance with the Milestones in Exhibit A.

2.2 During the term of this Agreement, Intel Maintenance Updates may be added to this Agreement at the sole discretion of Intel. In the event Intel chooses to add such Intel Maintenance Updates, Intel will provide Licensee with written notice of such addition and provide such Intel Maintenance Updates upon their commercial availability. Furthermore, new Intel Releases may be added by written agreement in accordance with Section 12.19.

2.3  Notwithstanding any other provision of this Agreement:

     a. Except for any example interface or other such source code which may be contained in the OEM Utility Software provided hereunder for Licensee's and OEM Sublicensees internal use only, Licensee shall not be entitled to access or receive any source code from Intel under this Agreement.

     b. Licensee shall not be entitled to access or receive any Intel Release which is not covered under this Agreement or a mutually agreeable written amendment that includes price and other terms governing any such Intel Release.

     c. Intel is not required to and will not deliver to Licensee any software relating to unique features developed by or for Intel solely for a single customer.

                                   Section 3
                                   ---------
                      Copyright Licenses And Restrictions

3.1 COPYRIGHT LICENSE FOR LICENSED SOFTWARE: Subject to the terms and conditions of this Agreement, Intel hereby grants to Licensee a nonexclusive, nontransferable, worldwide, revocable, royalty-bearing license under Intel copyrights, with the limited right to grant OEM Sublicenses solely within the Authorized Territory, to publicly display and perform, copy and distribute the Licensed Software directly to OEM Sublicensees subject to Licensee's strict compliance with the following:

     a. Licensee may have the Licensed Software reproduced solely to supply and support Licensee's OEM Sublicensees under this Agreement.

     b. Licensee shall not reverse engineer, decompile, or disassemble the Licensed Software Object Code, nor shall Licensee permit or otherwise allow any OEM Sublicensee to reverse engineer, decompile, or disassemble the Licensed Software Object Code.

     c. Licensee shall require in its OEM Software License Agreement that OEM Sublicensee's may distribute only the End User Object Code to OEM Sublicensee's end users either directly or indirectly through OEM Sublicensee's Distributors in accordance with Section 6 of this Agreement, and Exhibits B and E, and then only under a license between OEM Sublicensee and such end users with terms no less stringent, nor more expansive, than the OEM Sublicensee uses for its own standard end user Object Code software products. Notwithstanding the foregoing, distribution of that portion of the End User Object Code Software known as the Administrator Console Software is subject to the notices regarding its use and distribution as set forth in Exhibit F.

     d. Licensee shall provide each authorized OEM Sublicensee hereunder with one (1) master "golddisk" copy of the Licensed Software provided by Intel to Licensee hereunder, and shall only permit OEM Sublicensees to copy and distribute one copy of the End User Object Code with each OEM Sublicensee Integrated PC/Server Product unit. Distribution of other Licensee software on the master goldisk provided to OEM Sublicensees shall be subject to Intel's prior written approval, which approval shall not be unreasonably withheld.

     e. Nothing in this Agreement authorizes or grants any license to Licensee to allow any OEM Sublicensee to license and sell End User Object Code Software on a stand alone basis with the sole exception being if it constitutes an OEM Sublicensee Maintenance Update. OEM Utility Software is for Licensee and OEM Sublicensee internal use only and may not be distributed or licensed in whole or in part by OEM Sublicensees in any form. Licensee may elect to provide the Licensed Software to its OEM Sublicensees under an OEM Software License Agreement in conjunction with Licensee's own software products, but is not required to do so. Licensee shall not make availability of the Licensed Software to an OEM Sublicensee subject to the purchase or licensing of Licensee's own software products.

     f. The OEM Software License Agreement between Licensee and the OEM Sublicensee will require that that the OEM Sublicensee's end user license:

        (i) include prohibitions against reverse engineering, disassembly, or decompilation of the End User Object Code Software;
        (ii) include prohibitions against any licensing or sublicensing from any such end user to any other party (excluding a transfer of all of any such end user's license rights); and
        (iii) include the following notice:

              "U.S. GOVERNMENT RESTRICTED RIGHTS LEGEND
              The Software and documentation were developed at private expense and are provided with "RESTRICTED RIGHTS." Use, duplication, or disclosure by the Government is subject to restrictions as set forth in FAR 52.227-14, DFAR 252.227-7013, its successor or applicable agency rights in technical data or computer software. In the event that this License, or any part thereof, is deemed inconsistent with the minimum rights identified in the Restricted Rights provisions, the minimum rights shall prevail."

     g. [*]

3.2 COPYRIGHT LICENSE FOR END USER DOCUMENTATION. Subject to the terms and conditions of this Agreement, Intel hereby grants to Licensee a nonexclusive, nontransferable, worldwide, revocable, royalty-free license under Intel copyrights, with the limited right to grant OEM Sublicenses solely within the Authorized Territory, to publicly display and perform, create derivatives (including translation into another language), copy and distribute the End User Documentation directly to OEM Sublicensees, subject to Licensee's strict compliance with the following:

     a. Licensee may have the End User Documentation reproduced solely to supply and support OEM Sublicensees under this Agreement;

     b. Licensee and/or Licensee's OEM Sublicensees may create derivative works of the End User Documentation; and

     c. Licensee's OEM Sublicensee's may, either directly or through Distributors, distribute the End User Documentation to end users of OEM Sublicensee Products, only in accordance with Section 6 and Exhibits B and E.

                                   Section 4
                                   ---------
               Reservation of Rights and Operational Requirements

4.1 All rights not expressly granted herein are reserved to the owner, and no other licenses are granted herein by implication, estoppel or otherwise. Specifically, (1) nothing in the licenses in Section 3 or otherwise contained in this Agreement shall either expressly or by implication, estoppel or otherwise give either party any right to license the other party's patent rights to others, and (2) no license or immunity is granted by Intel either directly or by implication, estoppel or otherwise to any third parties acquiring

[*] = CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

     Licensed Software from either party for the combination of Licensed Software with other items or for the use of such combination. Furthermore, notwithstanding anything herein to the contrary, Intel grants no licenses or other rights under any of its intellectual property rights for technical information to any microprocessor (including, without limitation, co-processors and embedded controllers), associated core logic device (including without limitation chip sets), flash memory or semiconductor manufacturing technology. Licensee acknowledges that the licenses received from Intel herein are intended for Licensee to sublicense and provide support for the Licensed Software to OEM Sublicensees for incorporation in or packaged with the OEM Sublicensee Products only and that no license is granted hereunder to design or develop or to assist in designing or developing any other product including any product for a third party.

4.2 COPYRIGHT PROTECTION: Licensee agrees to reproduce Intel's and its vendor's copyright notices on each copy of the Licensed Software provided to OEM Sublicensees and to require OEM Sublicensees to reproduce Intel's and its vendors' copyright notices on each copy of any OEM Sublicensee Product and to reproduce Intel's and its vendors' copyright notices on each copy of any End User Documentation or derivatives thereof distributed by OEM Sublicensee. Licensee agrees not to remove or obscure and to require OEM Sublicensee not to remove or obscure any of Intel's or its vendors' copyright notices or other proprietary notices on the Licensed Software.

4.3  INTEROPERABILITY AND COMPATIBILITY OF OEM SUBLICENSEE PRODUCTS:

     Licensee agrees to the following terms and conditions with respect to Licensee's use of the Licensed Software, and agrees to include such terms and conditions in each OEM Software License Agreement with OEM Sublicensees such that they shall also apply to the OEM Sublicensee's use of the Licensed Software.

     4.3.1 Licensee agrees not to alter, obscure, or remove from the Licensed Software and/or End User Documentation, the primary product user interface, behavior and graphics to include name, program manager icon, about box and splash screen, any Intel trademark, brand, label, other proprietary notice, or marketing device (including but not limited to free trials and complementary products) included in the Licensed Software and/or End User Documentation when such Licensed Software and/or End User Documentation is included in an OEM Sublicensee Product.

     4.3.2 Licensee agrees not to take any actions that would prevent or interfere with a user of an OEM Sublicensee Product from communicating with a user of the End User Object Code Software such that both users can make full use of all capabilities of the End User Object Code Software.

     4.3.3 Licensee agrees not to alter, obscure, block, or otherwise interfere with any Application Programming Interfaces or features available in the End User Object Code Software when such End User Object Code Software is included in an OEM Sublicensee Product.

     4.3.4 If Intel in its discretion provides Licensee with an Intel Maintenance Update or Intel Release under this Agreement under the same terms and pricing as the previous Licensed Software, Licensee agrees to ship any such Intel Maintenance Update or Intel Release to its OEM Sublicensees and to cease shipping, and require that OEM Sublicensees cease shipping, the previous release of the End User Object Code Software, within 90 days after delivery by Intel to Licensee or within a shorter period, if so requested by Intel, to remedy bugs or errors in the software or to avoid claims for indemnification.

                                   Section 5
                                   ---------
                        Ownership and OEM Certification

5.1 ACKNOWLEDGMENT OF OWNERSHIP: Licensee acknowledges, as between any Licensed Party hereunder and Intel, that Intel or Intel's vendors or development associates have exclusive right, title and interest in and to all of the intellectual property rights in the Licensed Software made by:
     (i) Intel, (ii) its employees, contractors, consultants, or agents; or
     (iii) its vendors, or development associates.

5.2 In accordance with the license in Sections 3.1 and 3.2 of this Agreement, Licensee represents and warrants that it shall require that each OEM Sublicensee incorporate the End User Object Code Software and End User Documentation solely as an integral part or component of OEM Sublicensee Product which such OEM Sublicensee manufactures, licenses, and sells or leases in the regular course of its business, or will package and distribute the End User Object Code Software and/or End User Documentation with the OEM Sublicensee Product. Licensee shall further require in each OEM Software License Agreement with an OEM Sublicensee that any standalone distribution of the End User Object Code Software will only be in the form of OEM Sublicensee Upgrade Products and OEM Sublicensee Maintenance Updates offered to OEM Sublicensee's installed customer base and no others. Licensee agrees to promptly notify Intel if the Licensed Software, in whole or in part, is used in any manner except as expressly authorized hereunder and to require the same notification requirement of its OEM Sublicensees. The above restrictions are subject to the audit right in Section 8. Additionally, the Parties agree that this Section 5.2 of this Agreement was an essential, material term in establishing the consideration under this Agreement and that upon any uncured breach hereof in accordance with
     Section 11, Intel may terminate this Agreement.


                                   Section 6
                                   ---------
                               Intel Attribution
                               -----------------


6.1   Marking of Products:
      --------------------

     (a) When a Licensed party promotes, represents, or otherwise refers to the capabilities and/or functions of the Licensed Software in Materials, as defined below, the Licensed party shall include the Intel text attribution for the Licensed Software (Text Attribution), as set forth in Exhibit B. Materials include any marketing, advertising, announcements, packaging, manuals, instruction materials, documentation, presentations, brochures, catalogs, point of purchase displays and other similar collateral for Licensee Products.

     (b) In addition, each Licensed Party shall be required to use its best efforts to ensure that the Text Attribution is maintained, as required herein, in all of its customers' marketing collateral for OEM Sublicensee Product to the same extent as such Licensed Party is required to maintain the Text Attribution on OEM Sublicensee Products hereunder.

     (c) These Attribution Requirements are in addition to the obligations of the Licensed Parties set forth in Section 4 of the main body of this Agreement.

6.2  Inspection of Materials: [*]
     ------------------------

6.3  Modifications of Text Attribution:
     ----------------------------------

     (a) Intel reserves the right to modify the Text Attribution or add new Text Attribution or other marking requirements at any time.

     (b) Licensee agrees to use commercially reasonable efforts to comply with such modifications or additions within thirty (30) days after written notice from Intel to Licensee and to require OEM Sublicensees to do the same. In the event Licensee or any OEM Sublicensee authorized hereunder is


[*] = CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

     unable to comply with such modifications within the prescribed period, Licensee shall notify Intel immediately and the Parties shall meet to discuss an extension of the prescribed period.

6.4  Additional Remedy:  [*]
     ------------------

6.5  No Representation:  It is expressly understood that the Text Attribution
     ------------------
     inspection rights held by Intel are for purposes of advising the end user of the Intel products contained in the OEM Sublicensee Product(s), and do not in any way indicate Intel's approval, endorsement, or support of the OEM Sublicensee Product(s). Licensee expressly agrees that Licensee shall not use, and shall prohibit OEM Sublicensees from using, the Text Attribution or the Intel name in any way so as to indicate Intel's approval, endorsement, or support of OEM Sublicensee Products.

6.6  Material Element:  The Parties expressly acknowledge that the provisions of
     -----------------
     this Section governing Text Attribution constitute a material term of this Agreement.


                                   Section 7
                                   ---------
                                    Royalty

7.1 ROYALTY FOR LICENSED SOFTWARE: For each OEM Software License Agreement entered into between Licensee and an OEM Sublicensee, Licensee shall pay to Intel the respective volume based royalty specified in Exhibit A for each Royalty Unit shipped by such OEM Sublicensee.

     7.1.1 ROYALTY EXEMPT LICENSED SOFTWARE: Notwithstanding the foregoing, no royalty will be due Intel for any (A) OEM Sublicensee Maintenance Updates; (B) Backup copies; and (C) for up to a total of [*] copies of the Licensed Software made by Licensee and [*] copies of the Licensed Software made by each OEM Sublicensee for each Intel Release of the Licensed Software which are: (i) used internally by OEM Sublicensee for customer support; (ii) used by OEM Sublicensee for evaluation, demonstration, or marketing purposes to promote the sale of Royalty Units of the Licensed Software (provided OEM Sublicensee does not receive any remuneration therefor); or (iii) used by OEM Sublicensee internally for demonstration or training. In addition, no royalty will be due Intel for copies of End User Object Code which are: (i) shipped by OEM Sublicensee as replacement copies for Royalty Units which were returned as defective; or (ii) distributed as OEM Sublicensee Maintenance Updates to OEM Sublicensee's existing customers which were licensed for the previous release of the End User Object Code.

7.2 MAINTENANCE UPDATES: Licensee shall require in its OEM Software License Agreements that OEM Sublicensees make commercially reasonable efforts, in accordance with then current industry practice, to ensure that OEM Sublicensee Maintenance Updates are licensed (i) only to OEM Sublicensee's then existing customers for use on their systems which are an OEM Sublicensee Product and (ii) only in accordance with such other restrictions as Intel may specify as a condition of the specific Intel Maintenance Update.

7.3 ROYALTY REVIEWS: During the term of this Agreement, including any extension thereof as may be agreed upon by the Parties, Intel and Licensee shall, no more than quarterly, review each OEM Sublicensee's respective performance under its OEM Software License Agreement with Licensee, and, if necessary,

[*] = CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

     re-negotiate the royalty amount due Intel for each Royalty Unit under such Agreement as specified in Exhibit A.


                                   Section 8
                                   ---------
                   Reports and Payments for Licensed Software

8.1 REPORTS: Within [*] days following the end of each calendar month, Licensee shall furnish to Intel an itemized written statement, in a form reasonably acceptable to Intel and signed by an authorized employee or agent of Licensee, showing the number of Royalty Units of Licensed Software made and distributed, licensed or sold by each OEM Sublicensee having a current OEM Software License Agreement with Licensee. Such report shall also include the name of each OEM Sublicensee with its respective annual volume commitment for distribution of Licensed Software Royalty Units, the range of serial number labels issued to the respective OEM Sublicensee for tracking official Royalty Unit copies and the status (balance) of any prepaid royalties required hereunder for the respective OEM Sublicensee.
     If in any reporting period no copies have been made, distributed, licensed, or sold by an OEM Sublicensee, that fact shall be shown on such statement, such that each monthly statement reflects the account activity
     for each OEM Sublicensee.   Such reports shall be sent to the following
     address:

          Intel Corporation                 Intel Corporation
          Attention: Finance                Attention: Post Contract Management
          734 E. Utah Valley Drive          2111 NE 25th Ave.
          American Fork, Utah   84003       Hillsboro, OR  97124
          Mailstop: UT-1                    Mailstop:  JF3-149
                    ----

8.2 PAYMENTS: Within [*] days following the end of each calendar month, Licensee shall, irrespective of its own business and accounting methods, pay to Intel in United States currency the total prepaid royalties due and payable to Intel as set forth in Exhibit A for each OEM Software License Agreement entered into between Licensee and an OEM Sublicensee during such calendar month. In addition, within [*] days following the end of each calendar quarter ("Quarter"), Licensee shall, irrespective of its own business and accounting methods, pay to Intel in United States currency the total royalties due and payable to Intel for such Quarter for each respective OEM Sublicense Agreement, less any existing credit for prepaid royalties, if any. The royalty amount due payment to Intel under each such OEM Software License Agreement shall be determined pursuant to the volume based royalty amounts set forth in Exhibit A for each Royalty Unit made, licensed or sold during such calendar quarter by the OEM Sublicensee. For ease of payment, Licensee may total the royalties due Intel under all OEM Software License Agreements between Licensee and its OEM Sublicensees and issue to Intel one total Quarterly payment therefor, however, Licensee shall not be allowed to aggregate the total number of Royalty Units shipped under all OEM Software License Agreements for purposes of determining the relevant royalty amount payable to Intel. Royalties due to Intel pursuant hereto will be paid by check tendered or wire transfer at the following addresses:


          Remittance Address                       Wire Transfer Account
          ------------------                       ---------------------
          Intel Corporation                        [*]
          [*]

     or to such other payment address(es) as Intel shall hereafter designate in a notice given in accordance with Section 12.13.

8.3 RECORDS: For so long as Licensee is obligated to pay any royalties or payments under this Agreement, and for a period of [*] years thereafter, Licensee agrees to keep and maintain complete and accurate records for the current year and the preceding three years of all data reasonably required for the verification and computation of the amounts to be paid and the information to be reported under or relevant to performance of this Agreement. This shall include, without limitation, copies of all OEM


[*] = CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

     Software License Agreements entered into between Licensee and its OEM Sublicensees, together with all monthly royalty reports issued thereunder to Licensee.

8.4 AUDIT RIGHTS: During the term of this Agreement or any renewal thereof, upon reasonable notice, Intel may request an audit of the Licensee's and OEM Sublicensees' records and a written certification by a mutually acceptable independent certified public accountant ("CPA") that the reports and payments are correct or that the Licensee and OEM Sublicensees are performing in accordance with this Agreement. In the event that any Licensed Party hereunder cannot in good faith agree with Intel as to an auditor within ten (10) days of the date of the audit request, Intel may select any of the top six CPA firms to conduct the audit. Such auditor will report to Intel only whether the amounts due or payable to Intel pursuant to this Agreement were correct, any amount that is due and payable to Intel, and information related to compliance or non-compliance with this Agreement. Such auditor will hold such information in confidence and will not disclose such information to any person or entity other than Intel without the prior written consent of the Licensed Party. Audits of any individual Licensed Party hereunder will occur no more frequently than once in any twelve (12) month period. The cost of such audits will be borne by the Intel unless a payment discrepancy unfavorable to Intel greater than or equal to [*] of the amounts owed for any reporting period covered by the audit is discovered, in which case the Licensee shall pay the entire costs of the audit, in addition to remitting to Intel any underpayment amounts discovered. Licensee shall include in its OEM Software License Agreements with its OEM Sublicensees sufficient rights to permit Intel to exercise the audit rights reserved by Intel hereunder.

                                   Section 9
                                   ---------
                              Training and Support

9.1 TRAINING AND SUPPORT: Licensee and Intel will provide training and support for each other as specified in Exhibit C.

9.2 NO ADDITIONAL SUPPORT: Except as expressly set forth in Exhibit C, Intel shall not have any obligation to provide any support to Licensee under this Agreement.

                                   Section 10
                                   ----------
                                   Marketing

10.1 LICENSEE AND OEM SUBLICENSEE MARKETING COMMITMENTS: Licensee shall require in its OEM Software License Agreement that each OEM Sublicensee shall fulfill their respective commitments to market the Licensee Products as set forth in Exhibit E. Upon reasonable request and notice by Intel, Licensee and Intel will, prior to the expiration of each calendar year of this Agreement, perform an account review of each OEM Sublicensee and agree to a marketing plan which will be negotiated by Licensee with the respective OEM Sublicensee and attached to its OEM Software License Agreement as an addendum to Exhibit E for the following calendar year.


                                   Section 11
                                   ----------
                              Term and Termination

11.1 TERM: The term of this Agreement shall be One (1) year beginning on the Effective Date, which term shall be automatically renewed at the end of such initial term on the anniversary date of the Effective Date for additional one (1) year renewal terms, unless terminated by either Party at any time in writing with a minimum of ninety (90) days prior written notice.

11.2 TERMINATION: Intel may terminate this Agreement if Licensee fails to pay for Licensed Software in accordance with the terms of this Agreement, or if Licensee fails to comply with any material term or condition of this Agreement, within thirty (30) days of written notice of such failure from Intel. Additionally, Intel may terminate this Agreement for cause immediately if Licensee (a) files or has filed against it a petition in bankruptcy, and Licensee does not continue to pay the royalties set forth in this Agreement, (b) has a receiver appointed to handle its assets or affairs, (c) makes or attempts to make an assignment for benefit of creditors, or (d) undergoes a change of control through an acquisition which has not received Intel's prior written approval. Licensee may terminate this Agreement if Intel fails to


[*] = CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

     comply with any material term or condition of this Agreement within thirty
     (30) days of written notice of such failure from Licensee. Either party's rights to terminate are in addition to any other rights that party may have.

11.3 EFFECT OF TERMINATION OR EXPIRATION: In the event of termination or expiration of this Agreement, in whole or in part, all licenses granted hereunder shall terminate and Licensee shall immediately cease any further sublicensing and distribution of the Licensed Software. Upon such termination or expiration, Licensee shall immediately proceed to terminate all OEM Software License Agreements with its OEM Sublicensees, including, without limitation, providing any required prior written termination notice to such OEM Sublicensees. During the "wind down" period during which Licensee is terminating the OEM Software License Agreement with its OEM Sublicensees, Licensee shall continue its support to the OEM Sublicensees for the Licensed Software and shall continue to the make all monthly
     royalty payments due to Intel hereunder.   As of the date of termination or
     expiration, any existing licenses granted by OEM Sublicensees to end users of OEM Sublicensee Products either directly or indirectly through their respective Distributors shall not be affected by any termination or expiration of this Agreement or the termination or expiration of the respective OEM Software License Agreements between Licensee and its OEM Sublicensees. Upon termination or expiration of this Agreement, all copies of the Licensed Software and End User Documentation owned by Intel which is in the possession of the Licensee or its OEM Sublicensees, shall be promptly returned to Intel at the conclusion of the wind down period, and each such Licensed Party shall, except as specifically set forth in Section 12.14, cease any and all direct or indirect exercise of license rights under this Agreement and any OEM Sublicense.


                                   Section 12
                                   ----------
                                Additional Terms

12.1 CONFIDENTIALITY GENERALLY: The existence, terms, and conditions of this Agreement are confidential and neither party may make any disclosures, express or implied, regarding this Agreement without the express prior written consent of the other, with the following exceptions:

     a. subject to (b) below, as otherwise may be required by law or legal process, to legal and financial advisors in their capacity of advising a party in such matters;

     b. if disclosure of this Agreement or any of the terms hereof is required by applicable law, rule or regulation, or is compelled by a court or governmental agency, authority or body: (i) the Parties shall use all legitimate and legal means available to minimize the disclosure to third parties of the content of the Agreement, including, without limitation, seeking a confidential treatment request or protective order; (ii) the disclosing Party shall inform the other party at least ten (10) business days (i.e., not a Saturday, Sunday or a day on which banks are not open for business in the geographic area in which the non-disclosing Party's principal office is located) in advance of the disclosure; and (iii) the disclosing Party shall provide the other Party with a reasonable and adequate opportunity to review and comment upon the disclosure, and any request for confidential treatment or a protective order pertaining thereto, prior to making such disclosure;

     c. in confidence to its legal counsel, accountants, banks and financing sources and their advisors solely in connection with complying with financial transactions; or

     d. each Party may, under terms of its respective standard nondisclosure agreement, disclose the existence of this Agreement and the license rights granted to Licensee hereunder, exclusive of any pricing terms, in its efforts to market the Licensed Software to potential OEM Sublicensees.

12.2 CONFIDENTIAL INFORMATION: Disclosures of confidential and proprietary information by either Party to the other Party shall be governed by the Intel Corporate Non-disclosure Agreement ("CNDA") number 21565, and related Confidential Information Transmittal Records ("CITR(s)"). Attached as Exhibit D is the above referenced CNDA.

12.3 NO WARRANTY. INTEL AND ITS SUPPLIERS MAKE NO WARRANTIES, EITHER EXPRESS OR IMPLIED, WITH RESPECT TO LICENSED SOFTWARE, END USER DOCUMENTATION, INTEL MAINTENANCE UPDATES, INTEL RELEASES, AND ANY OTHER MATERIAL PROVIDED UNDER THIS AGREEMENT. INTEL SPECIFICALLY DISCLAIMS THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, AND ANY WARRANTY

     AGAINST INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHT OF ANY THIRD PARTY. LICENSED SOFTWARE, END USER DOCUMENTATION, INTEL MAINTENANCE UPDATES, INTEL RELEASES, AND ANY OTHER MATERIAL PROVIDED UNDER THIS AGREEMENT ARE PROVIDED AS IS, WITHOUT WARRANTY OF ANY KIND.

12.4 INTEL INDEMNIFICATION:   [*]

12.5 LICENSEE INDEMNIFICATION: Licensee agrees to indemnify, and require in its OEM Software License Agreements that each OEM Sublicensee indemnify, and hold Intel harmless from and against any and all actions, claims, damages, expenses (including attorney's fees) and liabilities arising from such Licensed Party's respective use, modification, distribution and sale of OEM Sublicensee Products, including but not limited to, suits and claims brought against Intel by any third parties for the Licensed Party's breach of warranty to such third party or the Licensed Party's negligence to such third party. The Licensed Party's respective duties under this Section extend to any matters arising out of the alleged infringement by OEM Sublicensee Products of any United States copyright provided that: (i) the Licensed Party is notified promptly in writing of such claim; (ii) the Licensed Party controls the defense or settlement of the claim; and (iii) Intel cooperates reasonably and gives all necessary authority, information and assistance (at the Licensed Party's expense). Intel will not be liable for any costs or damages, and the respective Licensed Party will indemnify, defend and hold Intel harmless from any expenses, damages, costs or losses resulting from any suit or proceeding based upon a claim arising from: (a) Intel's compliance with the Licensed Party's designs, specifications or instructions; (b) modification of the Licensed Software at the Licensed Party's direction by a party other than Intel after delivery by Intel, (c) the Licensed Party's use of the Licensed Software or any part thereof furnished hereunder in combination with any other product; (d) the Licensed Party's direct or contributory infringement of any process patent using the Licensed Software furnished hereunder.

12.6 LIMITATION OF LIABILITY.  [*]

12.7 CRITICAL CONTROL APPLICATIONS: Intel specifically disclaims liability for use of the Licensed Software in critical control applications (including, for example only, safety or health care control systems, nuclear


[*] = CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

      energy control systems, or air or ground traffic control systems) by Licensee or OEM Sublicensees, and such use is entirely at the user's risk.

12.8 PRODUCT LIABILITY: In the event that Intel is named in a personal injury or product liability suit arising out of use of the Licensed Software licensed by a Licensed Party under this Agreement, Licensee agrees to defend, indemnify, and hold Intel harmless from and against such claims, and to require in its OEM Software License Agreements that each OEM Sublicensee defend, indemnify and hold Intel harmless from and against such claims, which are attributable to (a) Intel's compliance with the Licensed Party's designs, specifications or instructions, (b) modification of the Licensed Software at a Licensed Party's direction by a party other than Intel after delivery by Intel, or (c) the Licensed Party's use of the Licensed Software, or any part thereof, in combination with any other product.

12.9 CONFLICTS: In the event of a conflict between this Agreement and any other document related to the subject matter of this Agreement, or the body of this Agreement and any of the Exhibits to this Agreement, the terms of this Agreement, or the body of this Agreement as the case may be, shall govern.

12.10 PRODUCT AND MANUFACTURING CHANGES: Intel may modify the Licensed Software specifications or manufacturing processes at any time. Intel will notify Licensee of such changes when they affect form, fit, or function.

12.11 FORCE MAJEURE: Neither Party will be liable for any failure to perform due to unforeseen circumstances or causes beyond its reasonable control, including, but not limited to, acts of God, war, riot, embargoes, acts of civil or military authorities, delay in delivery by vendors, fire, flood, accident, strikes, inability to secure transportation, facilities, fuel, energy, labor, or materials. In the event of a force majeure event, time for delivery or other performance will be extended for a period equal to the duration of the delay caused thereby.

12.12 EXPORT: Neither party shall export or permit to be exported, either directly or indirectly, any Licensed Software or OEM Sublicensee Products without first obtaining any required license or other approval from the U.
      S. Department of Commerce or any other agency or department of the United States Government. In the event any Licensed Software or OEM Sublicensee Products are exported from the United States or re-exported from a foreign destination by either Intel or a Licensed Party, such party shall ensure that the distribution and export/re-export of the Licensed Software or Licensee Products is in compliance with all laws, regulations, orders, or other restrictions of the U.S. Export Administration Regulations. Licensee agrees that neither it nor any of its OEM Sublicensees will export/re-export any technical data, process, Licensed Software, OEM Sublicensee Products or service, directly or indirectly, to any country for which the United States government or any agency thereof requires an export license, other governmental approval, or letter of assurance, without first obtaining such license, approval or letter.

12.13 NOTICES: Any notice required or permitted to be given under this Agreement shall be effective if it is in writing and sent by certified or registered mail, return receipt requested, to the appropriate Party hereto at the address set forth below and appropriate postage affixed. Either Party may change its address for receipt of notice by notice to the other Party in accordance with this Section. Notices shall be deemed given on the date of mailing and the date of notice shall be the date of mailing.

     If to Licensee:  Award Software International, Inc.
                      777 East Middlefield Road
                      Mountain View, CA   94043
                      Attn: [*]

     With a copy to:  Award Software International, Inc.
                      777 East Middlefield Road
                      Mountain View, CA   94043
                      Attn: [*]

     If to Intel:     Intel Corporation


[*] = CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                      2200 Mission College Blvd.
                      Santa Clara, CA 95052
                      Attn:  [*]

     With a copy to:  Intel Corporation
                      2111 NE 25th Ave
                      Hillsboro, OR  97124
                      [*]
                      Attn: [*]

12.14 SURVIVAL: All of the provisions in Sections 1, 4, 8 and 12 shall survive expiration or termination of this Agreement.

12.15 ASSIGNMENT: Licensee may not assign this Agreement or any obligations, rights, or benefits hereunder without the express written consent of Intel, which written consent shall not be unreasonably withheld. Intel, at its sole discretion, may assign this Agreement or any obligations, rights, or benefits hereunder to any Intel subsidiary without the consent of Licensee.

12.16 CHANGE OF CONTROL: If a third party acquires control over Licensee during the term of this Agreement and has not received Intel's prior written approval, Intel may at its discretion choose to terminate this Agreement. Licensee shall provide Intel with thirty (30) days prior written notice of any such change in control.

12.17 RELATIONSHIP BETWEEN THE PARTIES: In all matters relating to this Agreement, Licensee and Intel shall act as independent contractors. Except as may be otherwise expressly permitted hereunder, neither Party will represent that it has any authority to assume or create any obligation, expressed or implied, on behalf of the other Party, or to represent the other Party as agent, employee, or in any other capacity. Neither Party shall have any obligation, expressed or implied, except as expressly set forth herein.

12.18 INTERPRETATION: This Agreement, including any exhibits, addenda, schedules and amendments, has been negotiated at arm's length and between persons sophisticated and knowledgeable in the matters dealt with in this Agreement. Each Party has been represented by experienced and knowledgeable legal counsel. Accordingly, any rule of law (including, without limitation, California Civil Code Section 1654) or legal decision that would require interpretation of any ambiguities in this Agreement against the Party that has drafted it is not applicable and is waived.

12.19 ENTIRE AGREEMENT: This Agreement sets forth the entire Agreement between the Parties and supersedes prior and contemporaneous proposals, agreements, and representations between them, whether written or oral, relating to the subject matter contained herein. This Agreement may be changed only if agreed to in writing and signed by an authorized signatory of each Party.

12.20 SEVERABILITY: All rights and remedies, whether conferred hereunder, or by any other instrument or law will be cumulative and may be exercised singularly or concurrently. The failure of any Party to enforce any of the provisions hereof shall not be construed to be a waiver of the right of such Party thereafter to enforce such provisions. The terms and conditions stated herein are declared to be severable. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

12.21 COUNTERPARTS: This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

12.22 INJUNCTIVE RELIEF: The Parties agree that preliminary injunctive or other equitable relief will be a necessary and proper remedy in the event of a breach of this Agreement in violation of either Party's intellectual property rights. The Parties further agree that in the event such equitable relief is granted in the United States, they will not object to courts in other jurisdictions granting provisional remedies enforcing such U.S. judgments.


[*] = CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

12.23 TAX: Licensee is responsible for all taxes on transactions between Intel and Licensee under this Agreement other than taxes based on Intel's income. All payments shall be made free and clear without deduction for any and all present and future taxes imposed by any taxing authority. In the event that Customer is prohibited by law from making such payments unless such deductions are made or withheld therefrom, then Customer shall pay such additional amounts as are necessary in order that the net amounts received by Intel, after such deduction or withholding, equal the amounts which would have been received if such deduction or withholding had not occurred. Customer shall promptly furnish Intel with a copy of an official tax receipt or other appropriate evidence of any taxes imposed on payments made under this Agreement, including taxes on any additional amounts paid. In cases other than taxes referred to above, including but not limited to sales and use taxes, stamp taxes, value added taxes, property taxes and other taxes or duties imposed by any taxing authority on or with respect to this Agreement, the costs of such taxes or duties shall be borne by Customer. In the event that such taxes or duties are legally imposed initially on Intel or Intel is later assessed by any taxing authority, then Intel will be promptly reimbursed by Customer for such taxes or duties plus any interest and penalties suffered by Intel. This clause shall survive the termination of the Agreement.

12.24 GOVERNING LAW: Any claims arising under or relating to this Agreement shall be governed by the internal substantive laws of the State of Delaware or federal courts located in Delaware, without regard to principles of conflict of laws. Each party hereby agrees to jurisdiction and venue in the courts of the State of California for all disputes and litigation arising under or relating to this Agreement.



INTEL CORPORATION                             LICENSEE



By: ______________________________              By: ____________________________

Printed Name: ____________________              Printed Name: __________________

Title: ___________________________              Title: _________________________

Date: ____________________________              Date: __________________________

                                   EXHIBIT A

  LICENSED SOFTWARE DESCRIPTION, MILESTONES,  ROYALTY AND AUTHORIZED TERRITORY

1.  Description of End User Object Code Software
------------------------------------------------

LANDesk Client Manager software, Version 3.x.

2.  Description of OEM Utility Software and related materials
----------------------------------------------------------------

LANDesk Client Manager Software Development Kit for Version 3.x
LANDesk Client Manager Technical Documentation (Internal use developer and tech notes) for Version 3.x

3.  Milestones for Delivery of Licensed Software.
-------------------------------------------------

Delivery Date from Intel:  [*]

4.  Royalty For Licensed Software
---------------------------------

In consideration for the rights granted under this Agreement and for each OEM Software License Agreement entered into between Licensee and an OEM Sublicensee, Licensee shall pay to Intel a per copy royalty for each Royalty Unit of the Licensed Software made by the respective OEM Sublicensees. The royalties due to Intel from Licensee for the Licensed Software shall be determined separately for, and without aggregation of, each OEM Software License Agreement in accordance with the volume base royalty schedule set forth below. [*]

                                            VOLUME BASED ROYALTY SCHEDULE

                                                          [*]
                                               (in thousands of Units)

                           0 - 50Ku   50 - 100Ku    100 - 250Ku   250 - 500Ku
------------------------------------------------------------------------------
Per unit royalty due to        [*]         [*]          [*]           [*]
 Intel from Licensee
 for each Royalty Unit
 shipped by its OEM
 Sublicensee

Such royalties will be paid as follows:

For each OEM Sublicense granted by Licensee with a [*] volume [*] greater than [*] Units, upon execution of the OEM Software License Agreement between Licensee and the OEM Sublicensee, Licensee agrees to pay to Intel a pre-paid royalty equal to [*] of the [*] volume of Royalty Units committed by the OEM Sublicensee in its respective OEM Software License Agreement with Licensee. This pre-paid royalty shall be tracked by Licensee and applied to the first [*] percent ([*]%) of Royalty Units distributed by such OEM Sublicensee as set forth above until fully earned. After the [*] percent ([*]%) pre-paid royalty for the respective OEM Sublicensee is drawn down to zero based upon actual volume of Royalty Units made and distributed, licensed or sold by such OEM Sublicensee, Licensee shall pay to Intel the per copy royalty as set

[*] = CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

forth in this Agreement for each Royalty Unit made and distributed, licensed or sold by the respective OEM Sublicensee.

For purposes of tracking authorized Royalty Units of the Licensed Software, upon execution of the OEM Software License Agreement between Licensee and the OEM Sublicensee, Licensee agrees to provide the OEM Sublicensee with serialized labels in an amount sufficient to cover such OEM Sublicensee's [*] volume [*] of Royalty Units and to require in its respective OEM Software License Agreement that the OEM Sublicensee affix one label to each Royalty Unit made and distributed, licensed or sold by the OEM Sublicensee. Licensee shall contact Intel immediately upon becoming aware of any unauthorized copying and/or distribution of the Licensed Software and shall take active steps to prevent such in the same measure as which Licensee takes to prevent unauthorized copying and/or distribution of its own software products.

Intel and Licensee understand and agree that the volume based royalty rates for a new release of the Licensed Software beyond the release specified above may be higher due to increased features and functionality, and that any such royalty increase will be mutually agreed upon by the parties prior to delivery of a master copy of any such release to Licensee.

4.  Royalty Review
------------------

The royalty set forth in this Exhibit A for each OEM Sublicensee shall be reviewed by Intel and Licensee during an account review at the end of each calendar quarter throughout the term of this Agreement and any renewal period thereof.

At the end of each review period, the Licensed Software royalty due to Intel from Licensee may be adjusted for the respective OEM Sublicensee based on (i) the OEM Sublicensee's actual distribution quantities; (ii) the then current Intel volume based royalty schedule for the Licensed Software; and (iii) good faith negotiations and mutual agreement between the Parties' authorized representatives. In the event of a change in the royalty due to the addition of a new Intel Release, an amendment to this Agreement to such effect will be executed by mutual written agreement of the parties which will specify the new royalty for the new Intel Release and the effective date therefor. Until such agreement and amendment is made by the parties, the then current royalty for the Licensed Software will remain in effect.

5.  Authorized Territory
------------------------

[*]



[*] = CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                   EXHIBIT B
                         INTEL ATTRIBUTION REQUIREMENTS

1.0  TEXT ATTRIBUTION/GENERAL OVERVIEW:
     ----------------------------------

     1.1 These Attribution Requirements set forth the treatment and use of the Intel text attribution for the Licensed Software ("Text Attribution"), on OEM Sublicensee Products, and on marketing, advertising, announcements, packaging, manuals, instruction materials, documentation, presentations, brochures, catalogs, point of purchase displays and other similar collateral ("Materials"). Compliance with these Attribution Requirements is solely the responsibility of the respective Licensed Party hereunder and Licensee shall make compliance therewith a contractual obligation in its OEM Software License Agreement with OEM Sublicensees.

     1.2 "LANDesk" is a registered trademark of Intel Corporation. Failure of any Licensed Party to comply with the Attribution Requirements, as set forth below, or in the main body of this Agreement shall be a material breach of the Agreement.

2.0  USE OF TEXT ATTRIBUTION:
     ------------------------

     2.1 When a Licensed Party promotes, represents, or otherwise refers to the capabilities and/or functions of the Licensed Software in Materials, the Licensed Party shall use the Text Attribution in the manner set forth in Section
3.0 of this Exhibit B. The Licensed Party shall use the Text Attribution only in conjunction with OEM Sublicensee Product(s). No Licensed Party shall use the Text Attribution on or in connection with any other products, goods, or services, and particularly not on novelty items or T-Shirts.

     2.2 The Licensed Party shall not use the Text Attribution in a manner that may cause confusion as to the source or origin of the products or services being offered.

     2.3 The Licensed Party shall correct any deficiencies in its use of the Text Attribution, and cease and desist from further publication or distribution of the offending Materials in accordance with Section 6.4 of the Agreement.

     2.4 The Licensed Party shall refrain from falsifying or misrepresenting any reference to the Text Attribution in its Materials.

3.0  TEXT ATTRIBUTION:
     -----------------

     3.1 A Licensed Party shall refer to the Licensed Software only as "LANDesk Client Manager software".

     3.2  Examples of acceptable ways to use Text Attribution:

          (a) "Licensee Product includes the Intel LANDesk Client Manager software.)

          (b) Licensee is building a Server box and includes Intel LANDesk Server Manager software as an option.

          (c) Licensee buys and resells Intel LANDesk Workgroup Manager software.

     3.3 A Licensed Party shall not use the following markings in any way or in any activities related to its products:

          (a)  Intel dropped "e" brand logo.
          (b)  Any alteration of an existing Intel logo.
          (c) Intel Technology Inside or other verbiage not referring to Intel product by definition.
          (d)  Intel "LAN man" logo.
          (e) Changing Intel Look and Feel on software installation CD, Manual, or splash screens.

                                   EXHIBIT C

                           LICENSEE AND INTEL SUPPORT



Each Party shall provide the following level of support to the other.

1.   RESPONSIBILITIES
     ----------------

     Licensee shall be responsible for supporting its OEM Sublicensees and shall require in its OEM Software License Agreements with its OEM Sublicensees, that the OEM Sublicensee is responsible for supporting their respective customers and Distributors and Distributor's customers ("First and Second Level Support") and shall clearly communicate to its customers and Distributors that it is responsible for such support. OEM Sublicensees may also choose to have their respective Distributors also provide support to purchasers of their respective OEM Sublicensee Products. In such case, the OEM Sublicensee will provide back up support and training for such Distributors. In no event will Intel will Intel be required to provide any support to OEM Sublicensees or their respective customers and/or Distributors. If Intel receives calls from OEM Sublicensee's customers, Distributors or Distributors' customers, it may refer such calls to Licensee for disposition.

2.   TRAINING
     --------

     Intel will provide [*] days of training to Licensee at no charge at Intel's factory training facilities in [*]. In the event that Licensee determines that additional training is required for its needs, Licensee may request an additional day be added to such training at no additional charge, subject to Intel's prior written approval of a Licensee proposed training agenda for the additional day. A fourth day may be added to such training at a cost of [*] Dollars ($[*]) and submittal by Licensee and approval by Intel of a Licensee proposed training agenda. Additional on-site training may be provided upon request by Licensee for a fee of [*] Dollars ($[*] -U.S. currency) per day plus travel and lodging expenses.

     Training will be provided by Intel as set forth in the preceding paragraph for each major Intel release (see Section 6 below) of the End User Object Code Software. Additionally, Licensee may request, at no additional charge, training supplied by Intel's Taiwan-based field OEM sales support staff. Such training shall be provided at Intel's sole discretion and is subject to staff availability and Intel's approval of Licensee's proposed training agenda.

3.   TECHNICAL ADMINISTRATION
     ------------------------

     Intel will designate one or more senior members of the support staff (Technical Marketing Engineers) to be the technical contacts for the ongoing relationship between the Parties. Licensee will designate up to two members of its senior support staff to be the Intel counterparts. This position will be referred to as the "Technical Administrator". The respective Technical Administrator from each party will act as the primary liaison for all technical matters between the parties.

4.   OEM UTILITY SOFTWARE AND RELATED MATERIALS
     ------------------------------------------

     Intel will provide Licensee with the OEM Utility Software and related materials set forth in Exhibit A to assist Licensee in its support of its OEM Sublicensees.

5.   ACCESS TO INTEL MAINTENANCE UPDATES
     -----------------------------------

     If Intel Maintenance Updates are made by Intel, Intel will notify Licensee and will provide one copy of the Intel Maintenance Update for evaluation. If the Intel Maintenance Update is to documentation, it may be provided to Licensee via Intel's BBS, FaxBack, or Internet service.


[*] = CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

6.   INTEL SUPPORT OF SOFTWARE UPDATES, UPGRADES, AND NEW RELEASES:
     -------------------------------------------------------------

     (a) Intel will provide support to Licensee for Intel point releases (where Y is point: X.Y) at no additional charge to Licensee.

     (b) Intel support and associated charges for Intel major releases (where X = major: X.Y) will be negotiated by the parties in good faith.


7.   ACCESS TO OEM SUBLICENSEE PRODUCTS
     ----------------------------------

     Licensee will acquire and/or otherwise provide access to Intel, at no charge, to each OEM Sublicensee Product for which Licensee escalates a support issue to Intel. Intel shall use such OEM Sublicensee Product(s) to facilitate the testing, reproduction, and resolution of problems which Licensee has escalated to Intel. Access to such OEM Sublicensee Products shall be for as long as Intel needs the platforms to assist in resolving support issues escalated to Intel by Licensee under this Agreement.

8.   ESCALATION SCHEDULE AND PROCEDURE
     ---------------------------------

8.1 All support issues from Licensee will be consolidated by Licensee's Technical Administrator(s) and then directed to the Intel Technical Administrator(s). Licensee will be expected to exhaust the support resources already supplied to them (manuals, release notes, etc.) before contacting Intel.

     Licensee's Technical Administrator will open a call with an Intel Technical Administrator. An Intel Technical Administrator will be available from 8:30a.m. to 5:30 p.m., Monday through Friday, Taiwan local time, excluding national holidays. The Intel Technical Administrator will determine priority and formulate action plans. Action plans may include referral to Intel's test or development engineering organization as required. If Intel determines, in its sole discretion, that Licensee support requests are unreasonable or otherwise not consistent with Licensee's obligations to support its OEM Sublicensees by first exhausting other available resources, Intel reserves the right to limit the amount of support time and resources available hereunder upon prior written notice to Licensee.

9. SUPERSEDED OR "DOWN-REV" VERSIONS
   ---------------------------------

     One-hundred and eighty (180) days after Intel ceases to ship a version of Licensed Software to any third party, Intel at its sole option may choose to discontinue support for that version.

10.  LICENSED SOFTWARE SUPPORT ROLES AND PROCESSES
     ---------------------------------------------

     The Licensed Software Support Roles and Processes shall be as further defined in Attachment 1 to this Exhibit C.

                           Exhibit C - Attachment #1

                 LICENSED SOFTWARE SUPPORT ROLES AND PROCESSES


PROBLEM REPORTING, TRACKING AND RESOLUTION

The problem reporting, tracking and resolution process is used to facilitate the two-way communication between Intel and the Licensee. In order to reduce confusion and encourage efficiency, Intel requires that all communication with Intel be done via the assigned Intel OEM FAE and TME. The Intel FAE acts as the primary contact point into Intel for the Licensee. The Intel OEM TME will manage the tracking, prioritization and resolution process of development questions and issues between the Licensee and Intel's development staff. The TME may call upon Intel engineering department personnel to participate in conversations relating to development issues. In this way, the Intel FAE/TME team works as a conduit for all information between the Licensee and Intel, which assists in ensuring a clear and concise information exchange.

Prior to reporting the problem to Intel, the Licensee should ensure that the problem is consistently reproducible, and be able to provide a detailed characterization of the problem. The Licensee should then report the problem to Intel by completing the OEM Problem Report Form and submitting it to the Intel OEM TME via mail or FAX. Alternatively, the Licensee may use Email to provide the required information to Intel, but all necessary information must be included. The Licensee is responsible for assuring that it either owns or has the legal right to provide any confidential information that may be included as part of the problem being reported and that it is adequately protected under a current Corporate Non-Disclosure Agreement and accompanying Confidential Information Transmittal Form between the Parties. The Intel TME will employ reasonable efforts to report the problem to Engineering within one business day. The TME will then verify all the information and that the problem is not in the development defect tracking database. Once the TME has verified that the problem is not already in the database and all information is available from the Licensee, the problem will be entered in the database.

All issues in the database will be tracked by Intel. In the future, a defect report may be made available to the Licensee on a mutually agreed to periodic basis. This report will include the current open issues for the current version of the LANDesk product and OEM-specific issues.

It is imperative that a consistent and agreed upon definition of problem severity and response is in place for this process. Intel will use the following definitions for classification of problem severity and response:

SEVERITY                                                   DESCRIPTION
====================================================================================================================================
           1  The defect causes the system to halt or causes persistent data to be corrupted. The system cannot continue.
              RESPONSE: Intel will make reasonable efforts to respond to Licensee within [*] business [*] with an acknowledgment of the error and will make diligent efforts to respond with a fix or workaround within [*]. If no solution has been found within this time, Intel will develop an action plan and present it to the Licensee within [*] of the initial notification of the error.
------------------------------------------------------------------------------------------------------------------------------------
           2  The defect prevents major portions of the program from functioning correctly or causes a major component of the system not to function with other components of the system. These defects cause the program not to be able to continue but do not cause the system to crash.
              RESPONSE: Intel will make diligent effort to provide a response within [*] and a solution within [*]. If no solution has been found within this time, Intel will develop an action plan and present it to the Licensee within [*] of the initial notification of the error.
------------------------------------------------------------------------------------------------------------------------------------
           3  The defect prevents small portions of the program from functioning correctly. The program could produce incorrect results, but the errors would not corrupt persistent data.
              RESPONSE: Intel will use diligent efforts to provide a solution either as a correction or in a subsequent release of the product.
------------------------------------------------------------------------------------------------------------------------------------
           4  The defect is cosmetic or involves usability issues, which means that the screen or other output may not be drawn correctly, but the program is still running and producing correct results. For usability issues, the user can accomplish the defined functionality, but it is
------------------------------------------------------------------------------------------------------------------------------------


[*] = CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

------------------------------------------------------------------------------------------------------------------------------------

              awkward to do so. This could also include some internal functionality which has been omitted in the interface. The program can continue normally.
              RESPONSE: Intel will use diligent efforts to provide a solution either as a correction or in a subsequent release of the product.
------------------------------------------------------------------------------------------------------------------------------------


It is necessary to delineate between a product deficiency and a product enhancement. A product deficiency may be related to the product specification, not its implementation (i.e. product performs according to specification, but enhancements are desired). Enhancements are assigned different levels of severity as shown below:

------------------------------------------------------------------------------------------------------
SEVERITY                                              DESCRIPTION
======================================================================================================
5 Enh - High                                 Important to product success.
------------------------------------------------------------------------------------------------------
6 Enh - Med                                Substantial product improvement.
------------------------------------------------------------------------------------------------------
7 Enh - Low                        Nice to have, but not critical to product success
------------------------------------------------------------------------------------------------------

This definition of severity levels will ensure that Intel and the Licensee are using the same terminology and are able to assign the appropriate priority to a given problem report. Intel will not be obligated to create enhancements for any reason, except at Intel's sole discretion.

                                   EXHIBIT D

                 CORPORATE NON-DISCLOSURE AGREEMENT NUMBER [*]

                                      [*]


[*] = CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                   EXHIBIT E

                             MARKETING COMMITMENTS



1.   [*]

2.   MARKETING MATERIALS:
     --------------------

     2.1 [*]

     2.2 Licensee shall at all times use, and require that OEM Sublicensee's use, reasonable efforts during the term of this Agreement to ensure that such materials completely and accurately represent OEM Sublicensee Product(s) and comply with the Text Attribution Requirements in Exhibit B of this Agreement.

3.   REGISTERED USER:  [*]
     -----------------

4.   PROGRAMS: The Licensee shall require in its OEM Software License
     ---------
     Agreement with OEM Sublicensees that the OEM Sublicensee shall support the following promotional programs:

     (a) include promotional materials related to Licensee Software, which are provided by Intel.

     (b)  participate in joint marketing/linking activities on the Internet; and

     (c) promote upgrades or enhancements to OEM Sublicensee's customer marketing database at mutually agreed marketing costs and business returns.

5.   OTHER COMMITMENTS:  In accordance with the requirements set forth in this
     ------------------
     Exhibit E, Section 1 above, the Parties agree that other marketing commitments may be determined at a later date for inclusion in Licensee's OEM Software License Agreement with a particular OEM Sublicensee. Such other marketing commitments shall be determined through good faith negotiations and mutual agreement between the Parties' authorized representatives.


[*] = CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                   EXHIBIT F

          LANDESK CLIENT MANAGER V3.0, ADMINISTRATOR CONSOLE SOFTWARE

               DESCRIPTION AND SUGGESTED DISTRIBUTION GUIDELINES

BACKGROUND: LANDesk Client Manager version 3.x includes a separate peer-to-peer management console as a tool for medium and large businesses to reduce the cost of owning networked PCs. This tool is known as Administrator Console Software.

FUNCTIONAL OVERVIEW: The Administrator Console Software installs on any Windows(R) 95 or Windows NT(R) based PC. When first launched, it discovers PCs on the network segment via IP and IPX that are running Common Base Agent (CBA), a basic component of the LANDesk Client Manager V. 3.X local software. These PCs are registered with a notification monitor that continually runs in the background of the administrator's PC and receives any alerts (DMI indicators) generated by the local notification monitor. The Administrator Console Software can install and communicate with LDCM V3.X software on PCs via IP or IPX over the network and receive alerts from these PCs.

SECURITY:  Three levels of security for remote access exist with LDCM V3.X:

        .  None--Administrator has no access rights

        .  Limited--Administrator can only view inventory

        .  Full--Administrator can transfer files and view/edit inventory

The default level set for each local installation of LDCM is Limited access. Only the local user can modify the security level. If the local user grants Full access for the purposes of remote troubleshooting and problem resolution, or for any other reason, and does not change the access back to None or Limited access, then any user of a network PC running the Administrator Software Console can transfer files and reboot the local user's PC. At the time a remote user transfers a file in or out of the local user's system, or reboots the system, a message box momentarily displays on the local user's screen, indicating the remote user name and type of activity. If the local user does not see or ignores the message box, then the local user will be unaware of what has
happened.   In that event,  the only way the local user can determine whether a remote user has accessed the system, is to manually access the remote access log file (available from the LANDesk Client Manager software menu) to see what remote activity has occurred on the system.

REDISTRIBUTION:

Following are distribution criteria to minimize the misuse of Administrator Console Software by local users, IT administrators or MIS support personnel:

        . Distribute directly to administrative personnel via CD or floppy disk media or via password-protected or registered access on world-wide web and/or BBS site.

        .  Do NOT pre-install or include the administrative software on each PC.

        . Advise local end users of the necessity to ensure that their respective systems are set at the appropriate level of security at all times.


Windows(R) and Windows NT(R) are registered trademarks of Microsoft Corporation.